Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-44098, 333-84581, 333-75599, 333-46325, 333-88060 and 333-99439) and in the Registration Statement on Form S-3 (File No. 333-107952) of Getty Images, Inc. of our reports dated March 2, 2004 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Seattle, Washington
March 2, 2004